SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report: November 24, 2003

(Date of earliest event reported)

Consolidated Natural Gas Company

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-3196 (Commission File Number)	54-1966737 (I.R.S. Employer Identification No.)

120 Tredegar Street

Richmond, Virginia 23219

(804) 819-2000

(Address including zip code, and telephone number, including area code, of registrant’s principal executive offices)

(Former name or former address, if changed since last report.)

ITEM 5. OTHER EVENTS

On November 24, 2003, Consolidated Natural Gas Company (the Company) entered into an underwriting agreement (the Underwriting Agreement) with Banc of America Securities LLC and J.P. Morgan Securities Inc., as Representatives named in the Underwriting Agreement for the sale of $200,000,000 aggregate principal amount of the Company’s 2003 Series A 5.0% Senior Notes Due 2014. Such Senior Notes, which are designated the 2003 Series A 5.0% Senior Notes Due 2014, are a portion of the $1.5 billion aggregate principal amount of securities that were registered by the Company pursuant to a registration statement on Form S-3 under Rule 415 under the Securities Act of 1933, as amended, which registration statement was declared effective on April 23, 2002 (File No. 333-85580). A copy of the Underwriting Agreement including exhibits thereto, is filed as Exhibit 1 to this Form 8-K.

The Form of the Fifth Supplemental Indenture to the Company’s April 1, 2001 Senior Indenture, pursuant to which the 2003 Series A 5.0% Senior Notes Due 2014 will be issued, is filed as Exhibit 4.2 to this Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

1	Underwriting Agreement, dated November 24, 2003, between the Company and Banc of America Securities LLC and J.P. Morgan Securities Inc., as Representatives named in the Underwriting Agreement.

4.1	Indenture, dated as of April 1, 2001, between the Company and Bank One Trust Company, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to the Company’s Registration Statement on Form S-3 (Registration No. 333-85580)).

4.2	Form of Fifth Supplemental Indenture to the Senior Indenture pursuant to which the 2003 Series A 5.0% Senior Notes Due 2014 will be issued. The form of the 2003 Series A 5.0% Senior Notes Due 2014 is included as Exhibit A to the form of the Fifth Supplemental Indenture.

12	Ratio of Earnings to Fixed Charges (incorporated by reference to Exhibit 12 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2003, File No. 1-3196).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CONSOLIDATED NATURAL GAS COMPANY Registrant

/s/ James P. Carney

James P. Carney Assistant Treasurer

Date: November 25, 2003